Exhibit 21.1

InfrastruX Group, Inc. Subsidiaries List

Unless otherwise indicated, the corporate office’s mailing address for each entity is 600 University Street, Suite 600, Seattle, Washington 98101-1176. All of the subsidiaries are 100% owned by InfrastruX Group, Inc. unless otherwise indicated.

B&H Maintenance and Construction, Inc. (New Mexico)

Chapman Construction Management Co., Inc. (Texas)

Chapman Holding Co., Inc. (Nevada)

(a)	Chapman Construction Co., LP (Texas)—ownership—General Partner: Chapman Construction Management Co., Inc. (1.0%); Limited Partner: Chapman Holding Co., Inc. (99.0%)

GI Acquisition, Inc. (Delaware)

Gill Electric Management, LLC (Texas)

(a)	Gill Electric Service, Ltd. (Texas)—ownership—General Partner: Gill Electric Management, LLC (1.0%); Limited Partner: InfrastruX Group, Inc. (99.0%)

InfrastruX Group Common Paymaster LLC (Delaware)

InfrastruX Energy GP, LLC (Delaware)

InfrastruX Energy LP, LLC (Delaware)

InfrastruX Hawkeye Holdings, LLC (Delaware)

(a)	Bemis, LLC (Vermont)

(b)	Halpin Line Construction, LLC (New York)

(c)	Hawkeye, LLC (New York)

(d)	Premier Utility Services, LLC (New York)

Lineal Holdings, Inc. (Delaware)

(a)	InterCon Construction, Inc. (Wisconsin)

(i)	InterCon HDD Construction, Inc. (Canada)

(ii)	InterCon Construction Trucking, Inc. (Wisconsin)

(iii)	Interpower Line Services Corporation (Delaware)

(b)	Lineal Industries, Inc. (Pennsylvania)

(c)	Skibeck Pipeline Company, Inc. (New York)

(d)	Skibeck PLC, Inc. (New York)

(e)	Trafford Corporation (Pennsylvania)

Texas Electric Utility Construction Management, LLC (Texas)

(a)	Texas Electric Utility Construction, Ltd.—ownership—General Partner: Texas Electric Utility Construction Management, LLC (1.0%); Limited Partner: InfrastruX Group, Inc. (99.0%)

(i)	Flowers Holding Co., Inc. (Texas)

(A)	Flowers Limited Partner, Inc. (Nevada)

(B)	Flowers Management Co., Inc. (Texas)

(C)	Flowers Construction Co., LP (Texas)—ownership—General Partner: Flowers Management Co., Inc. (1.0%); Limited Partner: Flowers Limited Partner, Inc. (99.0%)

UTILX Corporation (Delaware)

(a)	UTILX Ltd. (United Kingdom)

(i)	UtilX Limited Branch (Germany)

(b)	UTILX Overseas Holdings, Inc. (Delaware)

(i)	UTILX India Private Ltd. (Mumbai, India)—ownership—UTILX Overseas Holdings, Inc. (99.9995%); UTILX Corporation (0.0005%)